Exhibit 4.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SUBORDINATION AGREEMENT, BY AND AMONG SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY AND THE PARTIES HERETO. THE SUBORDINATION AGREEMENT CONTAINS PROVISIONS RESTRICTING, AMONG OTHER THINGS, CERTAIN PAYMENTS AND THE EXERCISE OF CERTAIN RIGHTS AND REMEDIES BY THE PARTIES HERETO.

CONVERTIBLE PROMISSORY NOTE

Date of Note:

Principal Amount of Note:	$

For value received Serve Robotics Inc., a Delaware corporation (the “Company”), promises to pay to the undersigned holder or such party’s assigns (the “Holder”) the principal amount set forth above with interest on the outstanding principal amount at the rate of 6% per annum, compounded annually. Interest shall commence with the date hereof and shall continue on the outstanding principal amount until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All unpaid interest and principal shall be due and payable upon request of the Holder on or after the 12-month anniversary of the original issuance date of the Note (or, if there is no corresponding date in the calendar month in which maturity would otherwise occur, then the last day of such calendar month) (the “Maturity Date”).

1. Basic Terms.

(a) Payments. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal.

(b) Prepayment; Repayment. Notwithstanding anything to the contrary, except for pursuant to Sections 2(a)-(d) below, the Company may not prepay or repay this convertible promissory note (the “Note”) without the consent of the Holder.

(c) Most Favored Nations. If, while this Note is outstanding, the Company issues or enters into any new loan, credit facility or indebtedness for borrowed money, including other indebtedness of the Company convertible into equity securities of the Company, or amends any loan, credit facility or indebtedness for borrowed money, including any existing indebtedness convertible into equity securities of the Company, and such newly issued or amended loan, credit facility or indebtedness would have material terms that are more favorable, from the perspective of the Holder (the “Other Debt”), than the terms of this Note, then the Company will provide the Holder with written notice thereof, together with a copy of all documentation relating to the Other Debt and, upon request of the Holder, any additional information related to the Other Debt as may be reasonably requested by the Holder. The Company will provide such notice to the Holder promptly (and in any event within 30 days) following the issuance of the Other Debt. In the event the Holder determines that the terms of the Other Debt are preferable to the terms of this Note, the Holder will notify the Company in writing within five days following the Holder’s receipt of such notice from the Company. Promptly after receipt of such written notice from the Holder, but in any event within 30 days, the Company will amend and restate this Note to include such favorable terms present in the Other Debt as selected by the Holder.

2. Conversion; Repayment; Registration Rights.

(a) Conversion upon a Qualified Financing. In the event that the Company issues and sells shares of its common stock to investors (the “Investors”) while this Note remains outstanding in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Act with total proceeds to the Company of not less than $30,000,000 (excluding the conversion of the Note or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)) (a “Qualified Financing”), then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert in whole without any further action by the Holder into common stock sold in the Qualified Financing at a conversion price per share equal to the lesser of (i) the cash price paid per share for common stock by the Investors in the Qualified Financing multiplied by 0.75, and (ii) the quotient resulting from dividing $80,000,000 by the number of outstanding shares of common stock of the Company immediately prior to the Qualified Financing (assuming conversion of all securities convertible into common stock and exercise of all outstanding options and warrants, including all shares of common stock reserved and available for future grant under any equity incentive or similar plan of the Company, and/or any equity incentive or similar plan to be created or increased in connection with the Qualified Financing, and including the shares of equity securities of the Company issuable upon the conversion of the Note and other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)). The issuance of common stock pursuant to the conversion of this Note shall be upon and subject to the same terms and conditions applicable to common stock sold in the Qualified Financing.

(b) Optional Conversion at non-Qualified Financing. In the event the Company consummates, while this Note remains outstanding, an equity financing pursuant to which it sells shares of its capital stock in a transaction for capital raising purposes that does not constitute a Qualified Financing, then the Holder shall have the option to treat such equity financing as a Qualified Financing on the same terms set forth herein and thereby convert the outstanding principal amount of this Note and any unpaid accrued interest into the shares of capital stock issued in such equity financing on the same terms and conditions as would otherwise apply to conversion of this Note into shares of common stock in a Qualified Financing as set forth in Section 2(a) hereof.

(c) Other Optional Conversion. In addition, while this Note remains outstanding, the Holder shall have the option at any time to convert the outstanding principal amount of this Note and any unpaid accrued interest into shares of common stock of the Company (or at Holder’s options, a more senior class or series of stock of the Company, if such class or series exists) at a conversion price per share equal to the quotient resulting from dividing $80,000,000 by the number of outstanding shares of common stock of the Company at the time of such conversion (assuming conversion of all securities convertible into common stock and exercise of all outstanding options and warrants, including all shares of common stock reserved and available for future grant under any equity incentive or similar plan of the Company, and including the shares of equity securities of the Company issuable upon the conversion of the Note and other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)).

2.

(d) Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall repay the Holder in cash in an amount equal to (i) the outstanding principal amount of this Note plus any unpaid accrued interest on the original principal, plus (ii) a repayment premium equal to 100% of the outstanding principal amount of this Note; provided, however, that upon the written election of the Holder made not less than 5 days prior to the Change of Control, the Company shall convert the outstanding principal balance of this Note and any unpaid accrued interest into shares of the Company’s common stock at a conversion price per share equal to the quotient resulting from dividing $80,000,000 by the number of outstanding shares of common stock of the Company immediately prior to the Change of Control (assuming conversion of all securities convertible into common stock and exercise of all outstanding options and warrants, and including the shares of equity securities of the Company issuable upon the conversion of the Note and other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)). For purposes of this Note, a “Change of Control” means (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; or (iii) the sale or transfer of all or substantially all of the Company’s assets, or the exclusive license of all or substantially all of the Company’s material intellectual property; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled or converted or a combination thereof. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control. Any repayment pursuant to this paragraph in connection with a Change of Control shall be subject to any required tax withholdings, and may be made by the Company (or any party to such Change of Control or its agent) following the Change of Control in connection with payment procedures established in connection with such Change of Control.

(e) Procedure for Conversion. In connection with any conversion of this Note into capital stock, the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company (including, in the case of a Qualified Financing, all financing documents executed by the Investors in connection with such Qualified Financing).  The Company shall not be required to issue or deliver the capital stock into which this Note may convert until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation.  Upon the conversion of this Note into capital stock pursuant to the terms hereof, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts (unless waived or otherwise agreed by the Holder).

(f) Interest Accrual. If a Change of Control or Qualified Financing is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the signing of the definitive agreement for the Change of Control or Qualified Financing.

(g) Registration Rights. The Company shall:

(i) use its best efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”) as soon as practicable but in no event later than 45 days after the date of issuance of any Conversion Securities (as defined below) (each such date, a “Filing Date”) to register the resale of such Conversion Securities (the “Registrable Securities”) on Form S-1 or Form S-3 under the Act (providing for shelf registration of such Registrable Securities under SEC Rule 415) (each such registration statement, including any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement being the “Resale Registration Statement”).

3.

(ii) use its commercially reasonable efforts to cause each such Resale Registration Statement to be declared effective as soon as practicable and in any event within 30 days of the filing thereof (or, in the event the staff of the SEC (the “Staff”) reviews and has written comments to such Resale Registration Statement, within 90 days of the filing thereof), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements or other information that is required to be filed prior to the effectiveness of such Resale Registration Statement.

(iii) not less than two business days prior to the filing of each such Resale Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via email to the Holder copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of the Holder. The Company shall reflect in each such document when so filed with the SEC such comments regarding the Holder and the plan of distribution as the Holder may reasonably and promptly propose no later than two business days after the Holder has been so furnished with copies of such documents as aforesaid.

(iv) promptly prepare and file with the SEC such amendments and supplements to each such Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement continuously effective and free from any material misstatement or omission to state a material fact therein.

(v) furnish to the Holder such number of copies of prospectuses in conformity with the requirements of the Act and such other documents as the Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Holder.

(vi) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Securities in such states of the United States as may be reasonably requested by the Holder and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of each such Resale Registration Statement; provided, however, that the Company shall not be required in connection with this subsection to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(vii) upon notification by the SEC that a Resale Registration Statement will not be reviewed or is not subject to further review by the SEC, the Company shall within one business day following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two business days later).

(viii) upon notification by the SEC that a Resale Registration Statement has been declared effective by the SEC, the Company shall file the final prospectus under Rule 424 of the Act.

(ix) advise the Holder promptly (and in any event within two business days thereof):

(1) of the effectiveness of a Resale Registration Statement or any post-effective amendments thereto;

4.

(2) of any request by the SEC for amendments to a Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

(3)  of the issuance by the SEC of any stop order suspending the effectiveness of a Resale Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and;

(4) of the existence of any fact and the happening of any event that makes any statement of a material fact made in a Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in a Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

(5) cause all Registrable Securities to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

(6) bear all expenses in connection with the procedures in Section 2(g) and the registration of the Registrable Securities on each such Resale Registration Statement and the satisfaction of the blue sky laws of such states.

(h) Registration Rights Indemnification. The Company agrees to indemnify and hold harmless the Holder and its respective affiliates, partners, members, officers, directors, agents, brokers and representatives, and each person, if any, who controls the Holder within the meaning of Section 15 of the Act or Section 20 the Securities Exchange Act of 1934, as amended (each, a “Holder Party” and collectively the “Holder Parties”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in a Resale Registration Statement and the Company will, as incurred, reimburse the Holder Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

3. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the date the first Note was issued as follows:

(i) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business (a “Material Adverse Effect”).

5.

(ii) Corporate Power. The Company has all requisite corporate power to issue this Note and to carry out and perform its obligations under this Note. The Company’s Board of Directors (the “Board”) has approved the issuance of this Note based upon a reasonable belief that the issuance of this Note is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

(iii) Authorization. All corporate action on the part of the Company, the Board and the Company’s stockholders necessary for the issuance and delivery of this Note has been taken. This Note constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Any securities issued upon conversion of this Note (the “Conversion Securities”), when issued in compliance with the provisions of this Note, will be validly issued, fully paid, nonassessable, free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

(iv) Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with issuance of this Note has been obtained.

(v) Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would have a Material Adverse Effect.

(vi) Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect. The execution, delivery and performance of this Note will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

(vii) No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of this Note, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Company Covered Persons do not include (a) any Holder, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Holder.

6.

(viii) Offering. Assuming the accuracy of the representations and warranties of the Holder contained in subsection (b) below, the offer, issue and sale of this Note and the Conversion Securities (collectively, the “Securities”) are and will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(ix) Use of Proceeds. The Company shall use the proceeds of this Note solely for the operations of its business, and not for any personal, family or household purpose.

(b) Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as of the date hereof as follows:

(i) Purchase for Own Account. The Holder is acquiring the Securities solely for the Holder’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(ii) Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in subsection (a) above, the Holder hereby: (A) acknowledges that the Holder has received all the information the Holder has requested from the Company and the Holder considers necessary or appropriate for deciding whether to acquire the Securities, (B) represents that the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder and (C) further represents that the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risk of this investment.

(iii) Ability to Bear Economic Risk. The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that the Holder is able, without materially impairing the Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

(iv) Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

(1) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(2) The Holder shall have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws; provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act, except in unusual circumstances.

7.

(3) Notwithstanding the provisions of paragraphs (1) and (2) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to a partner (or retired partner) or member (or retired member) of the Holder in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Holders hereunder.

(v) Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Act.

(vi) No “Bad Actor” Disqualification. The Holder represents and warrants that neither (A) the Holder nor (B) any entity that controls the Holder or is under the control of, or under common control with, the Holder, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. The Holder represents that the Holder has exercised reasonable care to determine the accuracy of the representation made by the Holder in this paragraph, and agrees to notify the Company if the Holder becomes aware of any fact that makes the representation given by the Holder hereunder inaccurate.

(vii) Foreign Investors. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Holder hereby represents that the Holder has satisfied the Holder as to the full observance of the laws of the Holder’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Note, including (A) the legal requirements within the Holder’s jurisdiction for the purchase of the Securities, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Holder’s subscription, payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction.

(viii) Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Holder, the Holder acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

4. Events of Default.

(a) If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (ii) or (iii) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i) The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;

8.

(ii) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(iii) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

(b) In the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

5. Miscellaneous Provisions.

(a) Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

(b) Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(c) Transfers of Note. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

(d) Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder.

(e) Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

(f) Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(g) Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.

(h) Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(i) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto. A copy of any notice to the Company shall be sent to Orrick, Herrington & Sutcliffe LLP, 222 Berkeley St., Suite 2000, Boston, MA 02116, Attn: Albert Vanderlaan, e-mail: [_________]. A copy of any notice to the Holder shall be sent to Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304-1130, Attn: Alex K. Kassai, e-mail: [_________].

(j) Expenses. Each of the Company and the Holder shall bear such party’s respective expenses and legal fees incurred with respect to the negotiation, execution and delivery of this Note and the transactions contemplated herein.

(k) Waiver of Conflicts. Each party to this Note acknowledges that Cooley LLP (“Cooley”) has acted as counsel solely to the Holder with respect to this Note and the transactions contemplated hereby (together, the “Note Financing”), and has negotiated the terms of the Note Financing solely on behalf of the Company. Cooley may have, in the past, represented and/or may, now or in the future, represent the Company and/or its affiliates in other matters, including matters that are similar, but not substantially related, to the Note Financing. The applicable rules of professional conduct require that Cooley inform its clients of these representations and obtain their waivers of the conflicts that may arise from such representations. Each of the Company and the Holder hereby (i) acknowledges that such party has been advised about such circumstances and has had an opportunity to ask for additional information, (ii) acknowledges that, with respect to the Note Financing, Cooley has represented solely the Holder and no other party, and (iii) gives its informed consent to Cooley’s representation of the Holder in the Note Financing and Cooley’s representation of the Company and/or its affiliates in other matters.

(l) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.

(m) Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

10.

(n) Exculpation by Holder. The Holder acknowledges that the Holder is not relying on any person, firm or corporation, other than the Company and its officers and Board members, in making the Holder’s investment or decision to invest in the Company.

(o) Senior Indebtedness. The indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of any Senior Indebtedness in existence on the date of this Note or hereafter incurred. “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, all amounts due in connection with (i) indebtedness of the Company to banks or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions and their affiliates, which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

(p) Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.

(q) California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

[Signature pages follow]

11.

The parties have executed this Convertible Promissory Note as of the date first noted above.

COMPANY:

SERVE ROBOTICS INC.

By:
	Name:	Ali Kashani, Ph.D.
	Title:	Chief Executive Officer

E-mail:	[_________]

Address:	730 Broadway Redwood City, CA 94063

SIGNATURE PAGE TO

SERVE ROBOTICS

CONVERTIBLE PROMISSORY NOTE

The parties have executed this Convertible Promissory Note as of the date first noted above.

HOLDER:

[_______]

By:
	Name:	[_______]
	Title:	[_______]

E-mail:

Address:	[_______]

SIGNATURE PAGE TO

SERVE ROBOTICS

CONVERTIBLE PROMISSORY NOTE